EXHIBIT 10.5.4










                         AGREEMENT OF PURCHASE AND SALE

                                     BETWEEN

                     IVEY BROOK APARTMENTS, INC., PURCHASER,

                                       AND

                  ROBERTS PROPERTIES RESIDENTIAL, L.P., SELLER










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                         LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A                  LEGAL DESCRIPTION
EXHIBIT B                  PERSONAL PROPERTY
EXHIBIT B-1                EXCLUDED PERSONAL PROPERTY
EXHIBIT C                  EXISTING LOAN DOCUMENTS


Schedule 3.1               RENT ROLL
Schedule 3.2               ADDITIONAL DUE DILIGENCE ITEMS
Schedule 5.1.5             SERVICE CONTRACTS
Schedule 5.1.23            NAMES AND TRADEMARKS
Schedule 6.2               EXISTING LENDER'S REQUIREMENTS
Schedule 6.4.2.1           DEED
Schedule 6.4.2.2           FIRPTA
Schedule 6.4.2.3           ERISA AFFIDAVIT
Schedule 6.4.2.4           TITLE AFFIDAVIT
Schedule 6.4.2.5           ASSIGNMENT OF LEASES
Schedule 6.4.2.6           ASSIGNMENT OF INTANGIBLE PROPERTY
Schedule 6.4.2.9           BILL OF SALE
Schedule 6.4.2.11          REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES
Schedule 6.4.2.17          AFFIDAVIT OF SELLER'S RESIDENCE


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                         AGREEMENT OF PURCHASE AND SALE

         This Agreement of Purchase and Sale (this "Agreement") is made as of the later of the dates on which the parties hereto have executed this Agreement, as set forth below (the "Effective Date"), by and between IVEY BROOK APARTMENTS, INC., a Delaware corporation ("Purchaser"), and ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership ("Seller").

         Purchaser agrees to purchase, and Seller agrees to sell, the following property (the "Property"): (i) that certain improved real property (the "Real Property"), situated in the County of Gwinnett, State of Georgia, legally described on Exhibit A attached hereto and made a part hereof, located at 100 Ivey Park Lane, Norcross, Georgia 30092, and improved with that certain 146 unit apartment complex containing approximately 196,935 rentable square feet of space and commonly known as "Ivey Brook" (together with all amenities and other improvements located on the Real Property, the "Improvements"), together with all rights, privileges, easements and appurtenances thereto, including any and all mineral rights, development rights, air rights, and the like and all right, title and interest of Seller in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining the Real Property; (ii) all right, title and interest of Seller in and to all tangible personal property now or hereafter used in connection with the operation, ownership, maintenance, management or occupancy of the Real Property, including, without limitation, the equipment, machinery, furniture, furnishings and supplies listed on Exhibit B attached hereto and made a part hereof (the "Personal Property"); (iii) all the landlord's interest in the leases and other occupancy agreements and all amendments and modifications thereto and the benefit of any guaranties thereof for space in the Improvements, including leases which may be made by Seller after the date hereof and before Closing (as hereinafter defined) in accordance with provisions hereof (collectively, the "Leases"), and all of Seller's right, title and interest in and to all security deposits, pet fees, cleaning fees and prepaid rent, if any thereunder; and (iv) Seller's right title and interest in all intangible personal property used in the operation and management of the Property (the "Intangible Property"), including, without limitation, all of the names under which the Real Property is being operated, including those set forth in Schedule 5.1.23, provided, however,
(i) only the right to use the name "Ivey Brook Apartments" and any associated logos in Gwinnett County, Georgia is to be sold and transferred by Seller to Purchaser, Seller retaining the right to use such name and associated logos outside of Gwinnett County, Georgia, (ii) not transferred, sold or conveyed to Purchaser is Seller's trademark "Creating Communities For Superior Lifestyles" which is retained by Seller and which Purchaser agrees not to use either in connection with the Property or otherwise (provided that Purchaser shall have the limited right and license to use such name in connection with its use and dissemination of existing marketing materials relating to the Property for the thirty (30) day period following Closing), and, to the extent transferable, any of Seller's rights in and to the plans and specifications, all architectural and engineering studies, reports, drawings and prints relating to the Property, all warranties relating to the Real Property or the Personal Property, all Service Contracts (as hereinafter defined) to the extent transferable (and including any bonuses payable to Seller or other income to be derived by Seller under the terms thereof), Seller's rights in and to all licenses, permits and other written authorizations necessary for the zoning, land use,


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operation, ownership, construction and maintenance of the Property to the extent assignable, and all goodwill associated with the Property, all tenant files and all other files and records related to the management and operation of the Property, and all claims and causes of action arising out of or in connection with the Property (other than claims solely related to Seller's ownership of the Property including claims for delinquent rent for periods prior to the Closing
Date,  unless  otherwise   specifically   provided  below),  but  excluding  all
proprietary information of Seller and its managing agent including computer software (but not the data pertaining to the operation of the Property) and related licenses and appraisals.

1.       Consideration.
         -------------

         1.1 The purchase price for the Property shall be Fourteen Million Five Hundred Fifty Thousand and No/100 Dollars ($14,550,000.00) (the "Purchase Price"), which Purchase Price, less the amount specified in the first sentence of Paragraph 1.3 hereof (if Paragraph 1.3 is applicable), will be payable in cash at Closing, plus or minus prorations and subject to the other terms, conditions and adjustments set forth herein, by wire transfer of funds to an account designated by Seller.

         1.2 In consideration of the Seller's agreements contained herein, Purchaser shall pay Seller the sum of One Hundred Dollars ($100.00) (the "Contract Consideration") upon the Effective Date. The Contract Consideration shall be non-refundable, regardless of whether Purchaser purchases the Property, but shall be a credit against the Purchase Price at Closing.

         1.3 Subject to Purchaser's right to cause the Existing Loan to be paid in full at Closing pursuant to Paragraph 6.13 hereof, an amount equal to the unpaid principal balance at Closing of those certain loans (collectively, the "Existing Indebtedness") evidenced by the loan documents described on Exhibit C attached hereto and made a part hereof (collectively, the "Existing Loan Documents") shall be evidenced by Purchaser's agreement to assume the Existing Indebtedness in connection with the conveyance of the Property, and such amount of the unpaid principal balance of the Existing Indebtedness shall constitute a credit to Purchaser against the Purchase Price. As of the date hereof, the unpaid principal balance of the Existing Indebtedness is approximately $6,189,600.57.

         The credit of the Existing Indebtedness against the Purchase Price shall be subject to the following further provisions:

                  (a) Assumption. Purchaser shall assume the Existing Indebtedness at Closing. As part of the consideration for the purchase and sale of the Property contemplated by this Agreement, Purchaser shall assume and agree to pay the Real Estate Notes described on said Exhibit C and other amounts payable under the other Existing Loan Documents in accordance with the terms of the Existing Loan Documents and shall assume and agree to comply with all of the covenants, terms and obligations of the Existing Loan Documents accruing from and after the Closing, but not before. Purchaser's assumption will be in form acceptable to Nationwide Life Insurance Company and West Coast Life Insurance Company, the holders of the Existing Loan Documents (the "Existing Lenders").

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                  (b)  Estoppel   Certificate.   As  a  condition  precedent  to
Purchaser's obligation to purchase the Property at Closing, Purchaser shall receive at or prior to Closing an estoppel certificate executed by each of the Existing Lenders, which estoppel certificate shall be in the form customarily provided by each such Existing Lender and must be reasonably acceptable to Purchaser (the "Lender Estoppel"). Seller shall forward a copy of each such Lender Estoppel to Purchaser in advance of Closing at such time as each such Lender Estoppel is received by Seller, but not earlier than fifteen (15) days prior to the Closing (provided Seller shall use diligent, good faith efforts to forward same to Purchaser not later than three (3) days prior to Closing).

2.       Intentionally omitted.
         ---------------------

3.       Review of Property.
         ------------------

         3.1 On or before the Effective Date, Seller shall deliver to Purchaser:
(i) true and accurate copies of monthly operating statements for the Property for the year to date and for the most recently completed prior year and annual operating statements for three (3) years prior to the current year (such statements shall include, in addition to current income and expense items, itemization of all capital expenditures made during the respective periods, and, if a part of Seller's records, tenant payment records and delinquent accounts);
(ii) the current year's operating and capital budget with a comparison to actuals; (iii) a current rent roll (the "Rent Roll") listing every tenant of the Property, lease commencement and termination dates, rental amounts, a schedule of rent concessions, rebates and offsets given on the Leases, security deposits, pet fees, cleaning fees and pre-paid rent, if any, and such other applicable information as set forth in Paragraph 5.1.3 (which Rent Roll is to be attached as Schedule 3.1 hereto upon delivery to Purchaser, if not provided and attached as of the Effective Date); (iv) a schedule of all on-site employees employed by Seller in the operation of the Property, setting forth the names, salaries or other compensation, and other pertinent information concerning such employees, including the terms of all contracts with them, if any; (v) a list showing all litigation instituted by or pending against Seller in regard to the Property, or the Property; (vi) documentary evidence of the authority of the persons signatory hereto on behalf of Seller; (vii) true and accurate copies of the Existing Loan Documents; (viii) any notice of any statute or code violation pertaining to the Property received by Seller or its Agents (as hereinafter defined) in the previous three (3) years and any documents pertaining to the resolution thereof; and (ix) copies of the building permits and certificates of occupancy for the Property.

         3.2 On or before the Effective Date, Seller shall deliver to Purchaser (or make available for Purchaser's inspection at the Property or at Seller's corporate offices in Atlanta, Georgia) copies of the following documents if in Seller's possession or control relating to the Property: (i) surveys; (ii) real and personal property tax bills for the previous three (3) years; (iii) mechanical, electrical and structural plans and specifications, including as-builts; (iv) applicable flood plain map; (v) tenant files, including correspondence and the Leases, (vi) insurance policies of Seller, including title insurance policies; (vii) warranties; (viii) Service Contracts; (ix) management, leasing and commission agreements; (x) reports of an engineer's inspection of the structural aspects and mechanical systems of the Improvements;
(xi) soils and


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geotechnical reports; (xii) reports, studies, assessments, test results or other documents relating to the environmental condition and/or the development and improvement of the Property; (xiii) audits, inspections or reports determining
compliance  (or  non-compliance)   with  Laws,   including  the  Americans  with
Disabilities Act; (xiv) all other contracts or other documents of material importance to the Property, and (xv) to the extent not referenced hereinabove,
those  items  listed  on  Schedule  3.2  attached  hereto  (including,   without
limitation, a schedule of Personal Property, in the form of Exhibit B hereto, revised and updated for accuracy, as necessary).

         3.3      Intentionally omitted.

         3.4. Seller shall provide Purchaser and its Agents with access to the Property (and, following reasonable prior notice to Seller, each and every apartment unit thereon) to inspect and test the Property to determine its present condition, provided Purchaser uses good faith, reasonable efforts not to
(i) unreasonably interfere with tenants of the Property or (ii) disclose to the tenants of the Property Purchaser's possible acquisition of the Property. Without limiting the foregoing, prior to any entry for invasive on-site testing, Purchaser shall give Seller notice thereof, including the identity of the company or persons who will perform such testing and the proposed scope of the testing. Seller shall approve or disapprove the scope and methodology of such proposed invasive testing within one (1) business day after receipt of such notice, such approval not to be unreasonably withheld; Seller's failure to notify Purchaser of its disapproval shall be deemed to be Seller's approval thereof. Purchaser shall assure that its contractors maintain public liability and property damage insurance in amounts and in form and substance adequate to insure against all liability of Purchaser and its Agents (as hereinafter defined) arising out of any entry or inspection of the Property pursuant to the provisions hereof. Anything contained in this Agreement to the contrary notwithstanding, Purchaser shall indemnify, defend and hold Seller harmless from and against any costs damage, liability, loss, expense, lien or claim (including, without limitation, reasonable attorney's fees) proximately caused by any entry on the Property by Purchaser and its agents, employees or contractors (collectively either in the case of Purchaser or Seller, "Agents") in the course of performing the inspections, testing or inquiries provided for in this Agreement, including without limitation, damage to the Property, bodily injury or release of Hazardous Material onto the Property (but not discovery of existing Hazardous Material), but excluding any costs incurred by Seller in supervising Purchaser's testing. Anything contained in this Agreement to the contrary notwithstanding, the foregoing indemnity shall survive the Closing, or if the sale is not consummated, the termination of this Agreement.

         3.5 If, for any reason, this Agreement is terminated, Purchaser covenants and agrees to promptly return to Seller any and all Property information provided to Purchaser pursuant to the provisions of Paragraph 3.1 and 3.2 of this Agreement and any other information provided to Purchaser by Seller pursuant to this Agreement.

         3.6 Purchaser shall have until 5:00 p.m. Eastern Standard Time on June 21, 2000 (the "Review Period") to determine in its sole discretion whether the Property supports the proposed Purchase Price and is otherwise acceptable to Purchaser. If Purchaser shall conclude that such is the case, Purchaser shall so notify Seller (the "Review Period Notice") prior to the

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expiration of the Review  Period.  If Purchaser  fails to give the Review Period
Notice within the Review Period or if Purchaser's acceptance contains any terms or conditions ("Purchaser's Conditional Response") and said terms and conditions are not accepted by Seller by notice given to Purchaser on or before 12:00 p.m. Eastern Standard Time on the second (2nd) day after the expiration of the Review Period ("Seller's Conditional Response Period"), then this Agreement shall be deemed terminated upon the expiration of the Review Period or Seller's Conditional Response Period or, if earlier, upon Purchaser's receipt of Seller's written rejection of any of the terms of Purchaser's Conditional Response, as the case may be, in which event this Agreement will terminate without liability on the part of Seller or Purchaser, other than Purchaser's indemnity contained in Paragraph 3.4 hereof. In the event Purchaser timely delivers the Review Period Notice or Seller accepts Purchaser's Conditional Response within Seller's Conditional Response Period, Purchaser will be deemed to have elected to proceed with the transaction upon the terms and conditions contained in this Agreement, as so modified, and this Paragraph 3.5 shall have no further force and effect. In the event Purchaser timely delivers the Review Period Notice, Purchaser shall be deemed to have agreed to assume effective as of the Closing Seller's obligations under the Service Contracts accruing from and after the Closing Date.

4.       Title.
         -----

         4.1 Purchaser shall have until the expiration of the Review Period by which to examine title to the Property, at Purchaser's sole cost and expense, and to give written notice to Seller of any objections which Purchaser may have to any exceptions reported in any title commitment obtained by Purchaser from a national title insurance company selected by Purchaser (the "Title Insurer") or matter shown on the Survey (as hereinafter defined). Other than Curable Title Exceptions (as hereinafter defined) which Seller hereby obligates itself to remove at its sole cost and expense and in a manner reasonably satisfactory to Purchaser, Seller may either cure any title or survey defect so objected to by Purchaser in a manner reasonably satisfactory to Purchaser or promptly notify Purchaser that it is unable or unwilling (in its sole discretion) to cure such defects. Except in the case of Curable Title Exceptions, Purchaser, within one
(1) day of receipt of such notice, shall, as its exclusive remedy, elect by written notice to Seller one of the following: (i) waive such title and survey objections and proceed to Closing, (ii) cure the same, at its sole cost and expense or (iii) terminate this Agreement. Failure to send a written notice to Seller within such one (1) day period exercising such election shall be deemed an election to terminate this Agreement. If the objected to exceptions which Seller is unable or unwilling to remove relate to any (i) financing liens (other than the Existing Loan Documents), mechanics' and materialmen's liens caused by Seller or its Agents, (ii) liens relating to ad valorem taxes for the Property other than for the current year which are not yet due and payable and any possible reassessment of prior years' ad valorem taxes, or (iii) liens or other title exceptions resulting solely from acts of Seller or its Agents occurring on or after the Effective Date (collectively, "Curable Title Exceptions"),
Purchaser may discharge the same at Closing and deduct the cost to do so from the Purchase Price and Seller shall cooperate with Purchaser in doing so. All title exceptions shown on Purchaser's title commitment and survey matters shown on the Survey (and all title exceptions and survey matters shown on any title policy or survey of the Property delivered by Seller to Purchaser pursuant to Paragraph 3.2



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hereof) that are not objected to pursuant to this Paragraph 4.1, and those which notwithstanding objection by Purchaser Seller cannot or is unwilling to remove (other than Curable Title Exceptions) and to which Purchaser agrees to take
subject,   shall  be  deemed   permitted   exceptions  (the   "Permitted   Title
Exceptions"). Purchaser shall not have the right to object to title or to terminate this Agreement by reason of any title exceptions which are caused by Purchaser or its Agents.

         4.2 The Deed shall contain the legal description of the Property contained in Exhibit A hereto. Purchaser shall have the right to obtain an as-built survey of the Property (the "Survey"), at its sole cost and expense. If the legal description of the Property based on the Survey differs from Exhibit A hereto, then Seller shall also convey the Property to Purchaser by quitclaim deed pursuant to the new survey legal description of the Property, provided such new description of the Property is reasonably acceptable to Seller.

5.       Representations and Warranties of Seller.
         ----------------------------------------

         5.1 Whenever the words "to Seller's knowledge", "to the best of Seller's knowledge", or "to Seller's actual knowledge" are used herein, the same shall mean the current actual knowledge of Charles S. Roberts and/or Charles R. Elliott, the two executive officers of Seller's corporate general partner, and/or of Ron Johnson, Seller's Vice President of Maintenance, and not anything which any one of them should have known but did not actually know, and shall not include constructive knowledge. Seller hereby warrants and represents to Purchaser as follows:

                  5.1.1 To Seller's knowledge, except for (i) any matters which Purchaser and its Agents have discovered through their due diligence conducted prior to the Effective Date, and (ii) any matters which Purchaser and its Agents should reasonably be expected to discover through reasonable due diligence whether conducted prior to or after the Effective Date, there are no material physical, structural, or mechanical defects currently existing on the Property, nor do any conditions currently exist which would adversely affect the insurability of the Property. Each apartment unit on the Property contains an oven, refrigerator, disposal, dishwasher, and miniblinds on all windows, all of which are owned by Seller free and clear of all liens and encumbrances other than (i) the Existing Indebtedness and (ii) ad valorem real and personal property taxes not yet due and payable and the possible reassessment of prior years' ad valorem real and personal property taxes. The foregoing representation is made by Seller and accepted by Purchaser with the knowledge on the part of Purchaser that the Property is approximately three to four years old and is therefore subject to normal wear and tear and is not in "perfect" or "brand-new" condition.

                  5.1.2 To the best of Seller's knowledge, the documents and other items delivered to Purchaser pursuant to Paragraphs 3.1 and 3.2 are all of the relevant documents pertaining to the condition and operation of the Property in Seller's or Seller's Agent's possession or control; that said documents and other items are true, correct and complete as of the date delivered to Purchaser, and will continue to be true, correct and complete on the Closing Date, as they may be updated, modified or supplemented in accordance with this Agreement; that, to Seller's knowledge, said documents and other items fairly present the information set


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forth therein in a manner that is not misleading;  and that all Leases and other agreements delivered to Purchaser are in full force and effect, without, to Seller's knowledge, default by any party and without any right of set-off, except as disclosed in writing at the time of such delivery, and that, to Seller's knowledge, all equipment leases and contracts for services relating to the Property, including, without limitation, any service, maintenance, utility, vending machine, laundry service and other such contracts or agreements (collectively, "Service Contracts"), are terminable in accordance with their respective terms, and Seller has delivered copies of all Service Contracts as part of its deliveries pursuant to Paragraph 3.2.

                  5.1.3 The Rent Roll is a true,  correct and  complete  list of
(x) all of the Leases, all of which are in full force and effect, (y) the names of all of the tenants or other persons (other than the vendors under the Service Contracts) possessing contractual rights to occupy a portion of the Property and
(z) their rental and any other monetary obligations thereunder; and, except as set forth on the Rent Roll, (i) there are no options to terminate or renew, or any rent concessions, rebates or offsets given to any of the tenants, (ii) all rental and other payments due under such Leases as of the date thereof have been paid in full, (iii) Seller and, to the best of Seller's knowledge, the tenants under the Leases, are not in default under the Leases, and Seller has fully complied with the terms and conditions of all the Leases, (iv) no tenant under any Lease has withheld any payment under its Lease for any reason, (v) to Seller's knowledge, no tenant under any Lease has vacated or abandoned its premises, and Seller has no knowledge of that any tenant contemplates such action, (vi) no rents or other payments have been collected more than one month in advance and no rents or other deposits are held by Seller, except security deposits, pet fees and cleaning fees described on the Rent Roll or prepaid rent for the current month, (vii) there are no commissions or other fees payable with regard to any of the Leases, except for possible leasing commissions to on-site personnel paid in the ordinary course of business, which shall be the sole responsibility of Seller and which shall be paid in full by Seller, (viii) any and all tenant improvement work, decorating, painting, renovation, and construction currently required to be done by the landlord under the provisions of any agreement with any tenant has been fully completed and paid for, and (ix) Seller and its Agents have not entered into any agreements with any of the tenants except for the Leases delivered to Purchaser, and except as landlord and tenant Seller has no business relationship with any of the tenants (except that one (1) courtesy officer resides in apartment number 1211, and Seller's on-site maintenance supervisor resides in apartment number 524, on a rent free basis pursuant to Leases delivered to Purchaser).

                  5.1.4      Intentionally omitted.

                  5.1.5 All Service Contracts are listed on Schedule 5.1.5. The Property is self-managed by Seller and are not currently nor shall there be at Closing any management or leasing agreements applicable to the Property.

                  5.1.6 To Seller's knowledge, (i) there are no special assessments, bonds, special tax districts or outstanding obligations (contingent or otherwise) to governmental entities (collectively, "Assessments") with respect to the Property or any part thereof, or any contemplated or threatened reassessment of prior years' ad valorem real or personal property taxes applicable to the Property, (ii) there are no pending condemnation actions, nor has Seller


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any knowledge of any Assessments or condemnation actions being contemplated; and
(iii) the Property is separately assessed for real estate tax purposes and not combined with any other property for such purposes.

                  5.1.7 To Seller's knowledge, all water, sewer, electric, telephone, cable, drainage facilities and all other utilities required by law or by the normal operation of the Property are installed across public property or valid easements to the property lines of the Property; to Seller's knowledge based upon the fact that building permits and certificates of occupancy have been obtained for the Property, all such utilities are connected with valid permits and at Closing will be adequate to service the Property and to permit full compliance with all requirements of law; and to Seller's knowledge no deposits or other fees are currently due and payable to the provider of any such utilities.

                  5.1.8 To Seller's knowledge, Seller has obtained all licenses, permits, easements, and rights-of-way, including proof of dedication, required from all governmental authorities having jurisdiction over the Property or from private parties to permit the present use of the Property and to insure vehicular and pedestrian ingress and egress to the Property from public roads at all access points currently being used.

                  5.1.9 The sale of the Property is not subject to any federal, state or local withholding obligation of Purchaser under the tax law applicable to Seller or the Property.

                  5.1.10 This Agreement has been duly authorized, executed and delivered by Seller and is the legal, valid, and binding obligation of Seller enforceable against Seller in accordance with its terms, and, subject to Seller obtaining the approval from the Existing Lender contemplated by Paragraph 6.13 hereof, the execution and delivery thereof does not violate any provision of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject; and that all the documents to be delivered by Seller to Purchaser at Closing will, at Closing , be duly authorized, executed and delivered by Seller and, to Seller's knowledge, will be the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms and, to Seller's knowledge, will be sufficient to convey good and marketable fee simple title to Purchaser (subject to the Permitted Title Exceptions), and, subject to Seller obtaining the approval from the Existing Lender contemplated by Paragraph 6.13 hereof, the execution and delivery thereof will not violate any provision of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject. Except for the approvals contemplated by Paragraph 6.13 hereof, no consent, approval, order or authorization of any person not a party to this Agreement, and no consent, approval, declaration or filing with any governmental authority on the part of Seller is required in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of its obligations herein.

                  5.1.11 There are no employees of the Property or Seller who must be employed by Purchaser in connection with the transaction contemplated hereby.

                  5.1.12 There are no collective bargaining agreements, other union contracts of any nature, pension plans or other benefit plans of any nature in existence to which Seller is a party and which affect the Property or the operation thereof.

                  5.1.13 To Seller's knowledge, there are no facts nor has Seller misrepresented any fact which would prevent Purchaser from using and operating the Property after Closing in the manner in which the Property is currently being used and operated.

                  5.1.14 Seller has not dealt with any broker or finder in connection with the transaction contemplated by this Agreement other than any party to be paid a commission pursuant to Paragraph 6.12.

                  5.1.15 Except for personal injury or property damage actions for which there is adequate insurance coverage and where the insurance carrier has accepted the tender of the defense without reservation, to Seller's knowledge, there is no pending action, suit or proceeding against or affecting the Property or relating to or arising out of the ownership, management or operation of the Property in any court or before or by any federal, state, or municipal department, commission, board, bureau or agency or other governmental instrumentality nor has Seller or its property manager received any written notice threatening any such action, suit or proceeding against the Seller or the Property.

                  5.1.16 Except as to the occupancy right of tenants as set forth in the Leases, and except as set forth in the Service Contracts and the Permitted Title Exceptions, Seller has granted no rights, commitments, options, rights of first refusal or rights of first offer to acquire any interest in the Property or any portion thereof. Seller has granted no rights, commitments, options, rights of first refusal or rights of first offer to purchase the Property or any portion thereof.

                  5.1.17 To Seller's knowledge, Seller has not received any written notice from any party alleging that the Property or its current uses are in violation of any zoning, building, health, traffic, flood control or any other applicable rules, regulations, codes, ordinances, or statutes of any local, state or federal authority or any other governmental authority (collectively, the "Laws") asserting jurisdiction over the Property, which violations, if any, have not heretofore been corrected in all material respects.

                  5.1.18 To Seller's knowledge, neither Seller nor any of its affiliates or partners is a "disqualified person" under Section 4975(e) of the Internal Revenue Code of 1986, as amended (the "Code"), or a "party in interest" within the meaning of Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to Purchaser or any investor therein, and Seller has not entered into any leases or other agreements with any party which is a "disqualified person" as defined in the Code or a "party in interest" within the meaning of Section 3(14) of ERISA, with respect to Purchaser. At or prior to Closing, Seller shall furnish Purchaser with any certifications of Seller or other information which Purchaser reasonably requests in order to insure compliance with the Code and ERISA. Without limiting the foregoing, Seller acknowledges that ERISA prohibits the sale or exchange, directly or indirectly, of any property between a pension plan and a "party-in-interest" or a

"disqualified person" as to that plan, as such terms are defined in ERISA and the Code, respectively, and that an individual or organization selling or exchanging property to a pension plan as to which it is a disqualified person is subject to an excise tax under Section 4975 of the Code. (If Purchaser assigns its rights hereunder to any nominee, assignee or Separate Account in accordance with Paragraph 6.2, upon notification to Seller of any such assignment, to Seller's knowledge, Seller's representations and warranties contained in this Paragraph shall be deemed remade with respect to such assignee, nominee or Separate Account, as if such assignee, nominee or Separate Account were the original Purchaser hereunder).

                  5.1.19 To Seller's knowledge the Property, including, without limitation, soil and groundwater conditions, is not in violation of any Law relating to industrial hygiene, environmental conditions, hazardous waste or toxic materials. Seller further represents and warrants that neither Seller nor, to Seller's knowledge, any third party has used, manufactured, stored or disposed of, on, under or about the Property or transported to or from the Property, any flammable explosives, petroleum or petroleum by-products, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel or mixture thereof, radon, radioactive materials or wastes, hazardous materials or wastes, toxic materials or wastes, asbestos, asbestos-containing materials, PCBs, or other similar materials or wastes (collectively "Hazardous Materials") in violation of any Law. To Seller's knowledge no underground storage tanks to hold Hazardous Materials exist on or have been removed from the Property, and, to Seller's knowledge, the Property has never been used as a dump or landfill site.

                  5.1.20 To the best of Seller's knowledge, Seller is not in default under any reciprocal easement agreement or other recorded restrictive covenant affecting the Property.

                  5.1.21 Seller has not, (A) made a general assignment for the benefit of creditors, (B) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller's, (C) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller's assets which remains pending, (D) suffered the attachment or other judicial seizure of all, or substantially all of Seller's assets, as the case may be, which remains pending, (E) admitted in writing its inability to pay its debts as they come due, or (F) made an offer of settlement, extension or composition to its creditors generally.

                  5.1.22  Seller is not a foreign  person  within the meaning of
Section 1445(f)(3) of the Code, and Seller is, or is deemed to be, a Georgia resident pursuant to O.C.G.A.ss.48-7-128.

                  5.1.23 Seller has not conducted business related to the Property under any name other than those set forth on Schedule 5.1.23, and the only trademarks that Seller is using in the conduct of its business at the Property are those set forth on Schedule 5.1.23. Seller has not received any written notice that it or the Property has infringed, or may be infringing, on any name referred to in this Paragraph or any trademark referred to in Schedule 5.1.23, and to Seller's knowledge, there is no third party using any such names or trademarks such that (i) such third party would have a legitimate claim that Seller is infringing upon the same or (ii) that Seller would have a claim that such third party is infringing upon such names or trademarks.

                  5.1.24     With respect to the Existing Indebtedness:

                           (i) As of the  date  hereof,  the  principal  balance
outstanding under the Existing Indebtedness is approximately $6,189,600.57.

                           (ii) As of the  date  hereof,  all  payments  due and
payable by Seller under the Existing Indebtedness, including, but not limited to, all interest, principal, fees and other charges (if any), have been paid in full by Seller.

                           (iii) None of the Existing Loan  Documents  have been
modified or amended in any manner whatsoever except as set forth on said Exhibit C.

                           (iv) To  Seller's  knowledge,  no  default  or events
which would, upon the passage of time or the giving of notice or both, ripen into a default, exists under the Existing Loan Documents.

                           (v) Seller has no knowledge of any  assignment of any
of Existing Lender's right, title or interest under any of the Existing Loan Documents to any other person or entity.

                           (vi)  Except  as  set  forth  in  the  Existing  Loan
Documents, Seller is not prohibited under the Existing Loan Documents or otherwise from the execution and delivery of this Agreement or the performance of each and every covenant of Seller hereunder, including the sale of the Property without repayment of the Existing Indebtedness.

         5.2 Purchaser hereby represents and warrants to Seller as follows which representations are deemed to be remade by Purchaser at Closing and shall survive the Closing:

                  5.2.1 Purchaser has not dealt with any broker or finder in connection with the transaction contemplated by this Agreement other than any party to be paid a commission pursuant to Paragraph 6.12.

                  5.2.2 This Agreement has been duly authorized, executed and delivered by Purchaser and is the legal, valid, and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, and the execution and delivery thereof does not violate any provision of any agreement or judicial order to which Purchaser is a party or to which Purchaser is subject; and that all the documents to be delivered by Purchaser to Seller at Closing will, at Closing , be duly authorized, executed and delivered by Purchaser and will be the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms, and the execution and delivery thereof will not violate any provision of any agreement or judicial order to which Purchaser is a party or to which Purchaser is subject.

         5.3 Each of the representations and warranties of Seller contained in Paragraph 5.1: (i) is made as of Effective Date; (ii) will be deemed to be remade by Seller and be true in all material respects, as of Closing unless Seller notifies Purchaser of an inaccuracy occurring after the Effective Date as hereinafter set forth; and
(iii) will survive for a period of one (1) year after the Closing, except that the representations and warranties contained in Paragraphs 5.1.10, 5.1.14 and
5.1.21 shall survive Closing without any limitation. If Closing occurs, any claim that Purchaser may have against Seller for a breach of any such representation or warranty [including, without limitation, an Intentional Warranty Breach (as hereinafter defined)] in respect of any such representation or warranty (other than those contained in Paragraphs 5.1.10, 5.1.14 and 5.1.21), whether known or unknown, which is not asserted by the commencement of a lawsuit within one (1) year after the Closing will not be valid or effective, and Seller will have no liability with respect thereto. If the Closing does not occur, Seller shall have no liability whatsoever to Purchaser respecting a breach of any of Seller's representations or warranties, except for any Intentional Warranty Breaches as hereinafter set forth. The continued accuracy in all material respects of the aforesaid representations and warranties is a condition precedent to Purchaser's obligation to close. In the event that on or prior to Closing either Seller or Purchaser becomes aware that any of such representations and warranties have become inaccurate since the Effective Date, such party shall promptly notify the other of such inaccuracy. If any of said representations and warranties has become inaccurate in any material respect as of Closing (other than as a result of an Intentional Warranty Breach) and on or prior to the Closing Purchaser has actual knowledge of such inaccuracy, Purchaser as its sole and exclusive remedies may either (a) terminate this Agreement without liability on the part of Seller or Purchaser, other than Purchaser's indemnity to Seller contained in Paragraph 3.4, or (b) waive such matter, including the right to make any claim against Seller post-Closing and proceed to Closing without reduction of the Purchase Price. Nothing herein shall limit Purchaser's right to sue Seller for damages occasioned to Purchaser as a result of (i) any "intentional breach of representation or warranty" of Seller as of the Effective Date or as of the Closing Date (which, for purposes hereof, shall mean an intentional false statement respecting a matter of fact made by the Seller with the intent to deceive or mislead), or (ii) any inaccuracy in any representation or warranty of Seller resulting from any intentional acts or omissions of Seller not authorized by the express terms of this Agreement undertaken by Seller with the intent to make such representation or warranty untrue so as to prevent the consummation of the transaction contemplated herein (each of (i) and (ii) constituting, for purposes hereof, an "Intentional Warranty Breach"), whether or not Purchaser elects to consummate the transaction contemplated hereby with knowledge thereof; provided, however, that in all events any lawsuit based on an Intentional Warranty Breach must be filed within one (1) year after the later of the Effective Date (if the Closing does not occur) or the Closing Date (if the Closing does occur) failing which any claim Purchaser may have for such Intentional Warranty Breach will not be valid or effective, and Seller will have no liability with respect thereto.

6.       Closing.
         -------

         6.1 The purchase and sale contemplated herein shall close (the "Closing") at the local, Atlanta, Georgia office of Alston & Bird LLP on June 23, 2000, or on such earlier date as may be selected by Purchaser and reasonably acceptable to Seller (the "Closing Date"). If the Closing does not occur on or before the Closing Date, other than as a result of a default by either party, this Agreement shall terminate without liability on the part of Seller or Purchaser, other than Purchaser's indemnity contained in Paragraph 3.4 hereof. The Closing shall occur by delivery of the documents set forth in Paragraph 6.4 and payment of the Purchase Price to Seller. The sale may, at Purchaser's option, be closed through escrow with the Title Insurer in accordance with the general provisions of the usual form of escrow agreement used in similar transactions by such holder with special provisions inserted (i) as may be required to conform with this Agreement and (ii) to close on a so-called "New York Style" basis.

         6.2 Purchaser reserves the right to take title to the Property in the name of a nominee or assignee, or in the name of one or more of the institutional investors for which Purchaser or one of its affiliates is then acting as investment manager or advisor (a "Separate Account") or a nominee or assignee of a Separate Account. In the event the rights and obligations of Purchaser hereunder shall be assigned by Purchaser to a Separate Account, the assignor shall be released from any obligation or liability hereunder, other than its indemnity contained in Paragraph 3.4, and such Separate Account shall be substituted as Purchaser hereunder, shall be entitled to the benefit of and may enforce Seller's covenants, representations and warranties hereunder as if such Separate Account were the original Purchaser hereunder (including the right to terminate this Agreement pursuant to Paragraph 3.5, if then applicable), and shall assume all obligations and liabilities of Purchaser hereunder, subject to any limitations of such liabilities and obligations hereunder or provided by law. Upon notification to Seller of any such assignment, Seller's representations and warranties hereunder shall be deemed remade to the Separate Account as of the date of such assignment. The foregoing notwithstanding, because of the necessity of obtaining the consent from the Existing Lender as to the transaction contemplated herein, and in respect thereof the submission to the Existing Lender of the information and materials required by the Existing Lender as set forth in Schedule 6.2 hereof, as applicable, Purchaser's rights pursuant to this Paragraph 6.2 are subject to Purchaser's obligations to cooperate and assist, reasonably and in good faith, in obtaining the consent of the Existing Lender to the transaction contemplated herein and Purchaser's timely furnishing the required information to the Existing Lender so as to obtain such consent (all such obligations of Purchaser being subject, in any event, to Purchaser's right to cause the Existing Loan to be paid in full at Closing pursuant to Paragraph 6.13 hereof).

         6.3 Taxes, rental and other income, and operating or other expenses of the Property shall be prorated as of 12:01 a.m. on the day of Closing, with Purchaser receiving all income and responsible for all expenses commencing as of such time provided that the amount specified in Paragraph 1.1 hereof is received by Seller in the account designated by Seller in Atlanta, Georgia no later than 1:00 p.m. EST on the Closing Date, failing which such items shall be apportioned or prorated with the Closing Date being for the account of Seller, not Purchaser. At least five (5) calendar days prior to the Closing Date Seller shall supply Purchaser with the necessary information to compute or estimate (as provided in Paragraph 6.3.6 below) the prorations, including such supporting evidence as Purchaser reasonably requests.

                  6.3.1 All general real estate taxes ("Taxes") which constitute a lien or charge on the Property for the tax period in which the Closing Date occurs but are not due and payable as of the Closing Date shall be prorated at Closing. All Taxes for periods prior to the tax period in which the Closing Date occurs shall be paid by Seller on or before Closing or if not yet due,

Purchaser shall receive a credit therefor, and this shall include any reassessments for prior years (it being agreed that the obligations of Seller in this sentence shall survive Closing without limitation).. If Closing occurs prior to the receipt by Seller of the tax bill for the Property for the applicable tax period, credit for Taxes shall be based upon the estimated Taxes calculated based upon the most recent ascertainable assessed valuation and tax rates, but not less than the Taxes for the previous period with an adjustment to be made between the parties as provided in Paragraph 6.3.6. In the case of Assessments for which a lien has been imposed on the Real Property as of the Closing Date, Seller shall be responsible for all installments currently due and one-half (1/2) of any installments due subsequent to Closing (up to, but not to exceed, $25,000.00).

                  6.3.2 Rental and other income shall be prorated based solely upon collected amounts. Any uncollected rent and other income shall be prorated when received, and the receiving party shall pay the amount due the other party promptly upon receipt less in the case of delinquent amounts collected by Purchaser any reasonable costs of collection (including, but not limited to, attorneys' fees). All amounts received shall be first applied to current charges, and the balance shall be applied to make up delinquencies in the reverse order of maturity. Seller shall give Purchaser a credit for all tenant deposits held pursuant to the Leases (including, without limitation, security deposits, pet fees, cleaning fees and all such other fees and deposits, whether or not refundable to the tenants) and all interest payable to tenants which has accrued up to Closing, if any.

                  6.3.3 As to delinquent rent, Purchaser will bill and attempt to collect such amounts in the ordinary course of business but shall not be obligated to expend any money, engage a collection agency or take legal action to collect any such amounts. Seller shall have the right to seek collection of delinquent amounts due Seller, including the right to sue for amounts due, but shall not have the right to seek a termination of the tenant's right to possession or to terminate the lease. In any event Seller agrees not to commence any action against any delinquent tenant for ninety (90) days after Closing and, then, only upon prior written notice to Purchaser.

                  6.3.4 Seller and Purchaser shall endeavor to obtain meter readings and account changeovers for the Property on the day before the Closing Date, and if such readings and changeovers are obtained, there shall be no proration of such items. In such event Seller shall pay the bills for the period to and including the day before the Closing Date and Purchaser shall pay the bills for day of Closing and thereafter. If meter readings cannot be obtained prior to the Closing Date, utility charges shall be prorated based upon historical utility charges for such month adjusted for current rates and levels of occupancy.

                  6.3.5 Fees and charges for Service Contracts shall be prorated, and any bonuses or other income paid to or derived by Seller from such Service Contracts (including, without limitation, any laundry service agreements) shall also be prorated.

                  6.3.6 In the event that final calculations cannot be made for any expense item, including Taxes, prior to Closing Purchaser and Seller shall estimate the proration at Closing and shall reprorate such items as soon as adequate information is available. Payments in connection with the final adjustments shall be made by Seller or Purchaser, as the case may be, within ten (10) days after notice. If the parties make any errors or omissions in the closing prorations or if they subsequently determine any dollar amount prorated to be incorrect, each agrees, upon notice from the other after the Closing, to make any adjustment necessary to correct the error, including payment of any amount to the other then determined to be owing. The terms and conditions of this Paragraph 6.3.6 shall expressly survive the Closing hereunder for ninety (90) days.

                  6.3.7 Accrued but unpaid interest on the Existing Indebtedness shall be prorated at Closing with Seller being responsible for all interest through the day prior to Closing and Purchaser being responsible for all interest accruing on and after the day of Closing (subject to Paragraphs 6.3 and 6.13 hereof).

                  6.3.8    Intentionally omitted.

                  6.3.9    Intentionally omitted.

                  6.3.10  Seller  shall  pay the  following  costs  incurred  in connection with the sale of the Property: (i) transfer taxes, (ii) one-half of the escrow fee (provided that Seller's share thereof shall not exceed
$3,000.00), (iii) the fees and expenses of its own attorneys, (iv) the assumption fee and any other costs or charges attributable to or payable in connection with Purchaser's assumption of the Existing Indebtedness at Closing (including, without limitation, Existing Lender's counsel's fees and the cost of any title endorsement required by Existing Lender), and (v) all recording costs. Purchaser shall pay the following costs incurred in connection with the sale:
(i) all costs of performing its due diligence investigations, including, without limitation, costs incurred for additional environmental or engineering investigations other than in connection with reports made available by Seller,
(ii) title examination costs and the cost to issue Purchaser's title commitment, and the title premium for any owner title insurance policy Purchaser obtains,
(iii) the cost of the Survey, (iv) one-half the escrow fee, (v) the fees and expenses of Purchaser's own attorneys, and (vi) any prepayment penalty associated with Purchaser's payoff of the Existing Loan in accordance with Paragraph 6.13 hereof, if applicable. The parties will execute and deliver any required transfer or other similar tax declarations to the appropriate governmental entity at Closing.

                  6.3.11 All free rent and other allowances or concessions (collectively, "Tenant Allowances") outstanding as of the Closing Date associated with any of the Leases executed as of the Effective Date (it being agreed that the fact that an apartment is rented below the street rental rate shall not be considered a Tenant Allowance for purposes of this Agreement) shall be borne by Seller and paid or cashed out in full at Closing (in the form of a credit to Purchaser or otherwise, as Purchaser may elect).

                  6.3.12 In addition, as part of Seller's obligation to maintain the Property, (i) all apartment units which have been vacant for more than the two (2) day period immediately preceding the Closing Date shall have been, at Seller's sole cost and expense, made ready for immediate new tenant occupancy,
including   completion  of  Seller's  standard   decorating   package
with the replacement of carpeting and appliances where in the normal course of Seller's operation of the Property prior to the date hereof such carpeting and appliances would have otherwise been replaced prior to a new tenant taking occupancy, and (ii) with respect to all apartment units which become vacant during such two (2) day period, Seller shall have made any such replacements and repaired any damage in excess of normal wear and tear, at Seller's sole cost and expense, it being agreed that Purchaser shall bear the cost of painting, carpet shampooing and routine cleaning with respect to any such units.

         6.4      Closing Deliveries.

                  6.4.1 Possession of the Property, subject to the rights of tenants under the Leases, shall be delivered to the Purchaser on the date of Closing and Seller shall thereupon deliver to Purchaser the originals of all the Leases, Service Contracts and other documents delivered under Paragraph 3.2, all correspondence with tenants and any tenant ledger cards, supplies and advertising materials, booklets, keys, and other items used in connection with the management and operation of the Property.

                  6.4.2 At or before the Closing, Seller shall deliver to the Title Insurer (for delivery to Purchaser upon Closing) the following (other than the materials described in Paragraph 6.4.2.14, which shall be delivered directly to Purchaser by Seller substantially concurrent with the Closing):

                           6.4.2.1  Limited  Warranty Deed (the "Deed"),  in the
form of Schedule 6.4.2.1;

                           6.4.2.2 an affidavit  confirming that Seller is not a
foreign person within the meaning of Section 1445(e) of the Code, in the form of
Schedule 6.4.2.2;


                           6.4.2.3  an  ERISA  affidavit  in the  form  attached
hereto as Schedule 6.4.2.3;


                           6.4.2.4  a title  affidavit  in the form of  Schedule
6.4.2.4 [to include affidavit regarding brokers- Snyder to prepare exhibit];

                           6.4.2.5  an  assignment  of the Leases in the form of
Schedule 6.4.2.5 ("Lease Assignment");


                           6.4.2.6  an  assignment   of   Intangible   Property,
including Service Contracts, in the form of Schedule 6.4.2.6 ("Intangibles Assignment");


                           6.4.2.7 letters, in form to be supplied by Purchaser,
to the tenants at the Property, instructing the tenants to pay rent to Purchaser and to recognize Purchaser as landlord under the Leases;

                           6.4.2.8 letters, in form to be supplied by Purchaser,
to the vendors under the Service Contracts, instructing such vendors to recognize Purchaser as the owner under the Service Contracts;

                           6.4.2.9  a bill  of  sale  in the  form  of  Schedule
6.4.2.9 conveying the Personal Property of Seller listed on Exhibit B;


                           6.4.2.10  a current  Rent Roll,  certified  as of the
Closing Date, in the form previously delivered to Purchaser and attached hereto as Schedule 3.1;

                           6.4.2.11  a "bring  down  certificate"  stating  that
Seller's representations and warranties are true and correct as of the Closing Date, in the form of Schedule 6.4.2.11, or stating any inaccuracies as contemplated in Paragraph 5.3 of this Agreement;

                           6.4.2.12 Intentionally omitted.

                           6.4.2.13 such resolutions,  authorizations, bylaws or
other corporate, limited liability company and/or partnership documents relating to Seller as shall be reasonably required by the Title Insurer and/or Purchaser's counsel;

                           6.4.2.14  keys to all locks  located  in or about any
portion of the Property and all personal property described in the Bill of Sale to the extent in Seller's possession or reasonable control;

                           6.4.2.15  a waiver of any lien or lien right or claim
of lien pursuant to the Georgia Commercial Real Estate Broker's Lien Law executed by The Westminster Group, Inc.;

                           6.4.2.16 Intentionally omitted;

                           6.4.2.17 An  Affidavit  of Seller's  Residence in the
form of Schedule 6.4.2.17;

                           6.4.2.18  the Lender  Estoppel in the event Seller is
able to obtain same after having used good faith reasonable efforts; and

                           6.4.2.19 all other documents, instruments or writings
which may be reasonably required to consummate the transactions contemplated herein, including any reasonable closing documents requested by Title Insurer (provided that in no event shall any such document increase the liability of Seller).

         6.5 At or before the Closing, Purchaser shall deliver to Title Company (for delivery to Seller upon Closing) the following:

                  6.5.1 good federal funds in an amount equal to the Purchase Price less the then outstanding principal balance of the Existing Indebtedness, and plus or minus prorations as provided herein, and plus funds sufficient to pay Purchaser's closing costs hereunder;

                  6.5.2 such affidavits as are customarily required by Title Insurer in connection with issuance of the owner's title insurance policy;

                  6.5.3    counterpart of the Lease Assignment;

                  6.5.4    counterpart of the Intangibles Assignment;

                  6.5.5 such resolutions, authorizations, bylaws or other corporate, limited liability company and/or partnership documents or agreements relating to Purchaser as shall be reasonably required by Title Company and/or Seller's counsel;

                  6.5.6 all documents and instruments reasonably necessary to confirm the assumption by Purchaser of all obligations arising from and after the Closing Date under the Existing Loan Documents (the "Loan Assumption Documentation"); and

                  6.5.7 all other documents, instruments or writings which may be reasonably required to consummate the transactions contemplated herein, including any reasonable closing documents requested by Title Insurer (provided that in no event shall any such document increase the liability of Purchaser).

         6.6 At the Closing, Seller and Purchaser will execute and deliver to the Title Insurer the following documents in proper form:

                  6.6.1    Closing Statement; and

                  6.6.2    A Georgia state transfer tax declaration.

         6.7 Seller and Purchaser hereby designate Title Insurer as the "Reporting Person" for the transaction pursuant to Section 6045(e) of the Code and agree to execute such documentation as is reasonably necessary to effectuate such designation.

         6.8      Intentionally omitted.

         6.9 Purchaser's obligation to proceed to Closing shall be conditioned upon Seller's performance of the following additional obligations, provided that Purchaser may in its sole discretion elect to waive failure by Seller to perform any particular obligation:

                  6.9.1 The physical condition of the Property shall be substantially the same on the Closing Date as on the date of Purchaser's execution of this Agreement, reasonable wear and tear and loss by casualty excepted (subject to the provisions of Paragraph 6.10.5).

                  6.9.2 All of Seller's representations and warranties contained herein shall be true and correct in all material respects, and Seller shall not otherwise be in default of its obligations under this Agreement, on the Closing Date.

         6.10     Between the Effective Date and the Closing, Seller shall:

                  6.10.1 operate the Property in the same manner as before the making of this Agreement, the same as though Seller were retaining the Property, including all commercially reasonable efforts to maintain the occupancy (defined as physically occupied units with non-delinquent rent paying tenants) level of the Property at that which exists on the date of this Agreement with all new leases to be at the rent structure set forth in the Rent Roll attached hereto as
Schedule 3.1 (and with rents for  renewals to be in  accordance  with  Paragraph
6.11 hereof). To the extent at Closing the Property's occupancy level is less than ninety-five percent (95%) of the total units (i.e., less than 138 units, which is 95% of the 145 units available for occupancy) (the "Target Occupancy Level"), Purchaser shall receive a credit at Closing for two (2) months rent for each unit necessary to bring the Occupancy Level of the Property to the Target Occupancy Level (and the monthly rental rate used to calculate such rent credit shall be the average of the rental rates applicable to the then unoccupied units as set forth on Schedule 3.1).

                  6.10.2 keep and perform all of the obligations to be performed by it as landlord under any Lease or Laws, and by it as borrower under the Existing Loan Documents,

                  6.10.3 not permit or consent to any new loans affecting the Property,

                  6.10.4 not without first obtaining the written consent of Purchaser enter into any other service contracts (unless such service contracts may be terminated at or prior to Closing at no cost to Purchaser).

                  6.10.5   maintain  the  Property  and  Personal   Property  in
condition at least as good as at the time of Purchaser's inspection under Paragraph 3.4 above,

                  6.10.6 not deplete the supplies of the Property other than in the normal course,

                  6.10.7 not apply any security deposit, pet fee or cleaning fee against delinquent rent unless the tenant is no longer in occupancy on the Closing Date,

                  6.10.8 promptly notify Purchaser of any condemnation, environmental, zoning or other land use regulation proceedings, any notices of violations of any Laws and any litigation that arises out of the ownership of the Property, in each case to the extent Seller obtains knowledge thereof,

                  6.10.9 maintain or cause to be maintained, at Seller's sole cost and expense, all polices of insurance currently in effect with respect to the Property (or comparable replacements thereof),

                  6.10.10 Intentionally omitted,

                  6.10.11 deliver to Purchaser copies of any bills Taxes and personal property taxes and copies of any notices pertaining to real estate taxes, Assessments or other matters of material importance to the Property that are received by Seller after the Effective Date, even if received after Closing, and

                  6.10.12 not create any new encumbrance or lien affecting the Property.

         6.11 Seller shall not, after the Effective Date, enter into any new Leases or any amendment of existing Leases, or waive any material rights of landlord under any Lease, without in each case obtaining Purchaser's prior written consent thereto; provided, however, that without first obtaining Purchaser's written consent, Seller may (i) enter into tenant leases on Seller's standard lease form without any material adverse changes thereto provided that the lease term is for no less than six (6) months and no more than fourteen (14) months, and provided further that the lease provides for a rental rate no less than the then applicable rental rate being charged as set forth in Schedule 3.1 [and Tenant Allowances no greater than those being given for comparable apartment units at the Property, Seller hereby agreeing that Seller shall bear, and shall pay or cash out in full at Closing (in the form of a credit to Purchaser or otherwise, as Purchaser may elect), any such Tenant Allowances], and (ii) renew existing tenant leases provided the renewal rental rate is not less than the rental rate in effect immediately prior to the renewal, provided that Seller shall use diligent, good faith efforts to obtain at least a 2% increase in such rental rate with respect to the applicable renewal (and Seller shall use good faith efforts to promptly provide to Purchaser a copy of any such lease, contract or other agreement entered into by Seller after the Effective
Date). Notwithstanding anything to the contrary provided in this Paragraph 6.11, if Purchaser fails to disapprove in writing any such new Lease or other action requiring Purchaser's consent under this Paragraph 6.11 within five (5) business days after Purchaser's receipt of such request and information, Purchaser shall be deemed to have approved such new Lease or other action. If Purchaser disapproves of such new Lease or other action, Purchaser shall provide Seller, along with such written notice of disapproval, the reasons for Purchaser's disapproval. The Tenant Allowances relating to any new Lease or amendment shall be paid as determined by Seller and Purchaser as part of the approval process with respect to any such new Lease or amendment for which Purchaser's consent was required pursuant hereto.

         6.12 Seller and Purchaser each warrant and represent to the other that it has not had any contact or dealings regarding the Property, or any communication in connection with the subject matter of this transaction, through any real estate broker or other person who can claim a right to a commission or finder's fee in connection with the sale contemplated herein except for The Westminster Group, Inc., whose commission and fees in the amount of $140,000.00 shall be paid by Seller. In the event that any other broker or finder makes a claim for a commission or finder's fee based upon any contact, dealings or communication, the party whose conduct is the basis for the broker or finder making its claim shall indemnify, defend and hold harmless the other party against and from any commission, fee, liability, damage, cost and expense, including without limitation, attorneys' fees, arising out of or resulting from any such claim. The provisions of this Paragraph 6.12 shall survive the Closing, or in the event that the Closing does not occur, the termination of this Agreement.

         6.13 Seller and Purchaser shall use its diligent, good faith efforts to obtain the written agreement and consent of Existing Lender to Purchaser's acquisition of the Property subject to the Existing Loan Documents, and the approval of Existing Lender to all Loan Assumption Documentation, all on or before the fifth (5th) day after the expiration of the Review Period (the "Consent Period"). Purchaser agrees to promptly provide to Existing Lender such financial and other information as is contemplated by the Existing Loan Documents or as Existing Lender may reasonably require in order to determine if Purchaser satisfies the conditions set forth in the Existing Loan Documents for a sale of the Property subject to the Existing Loan, Purchaser acknowledging that the Existing Lender's general loan assumption requirements are set forth on
Schedule 6.2. Purchaser's and Seller's obligation to close the transaction contemplated hereby shall be expressly conditioned upon (i) Seller acquiring the consents and approvals contemplated by this Paragraph 6.13 in form and content reasonably acceptable to Purchaser prior to the expiration of the Consent Period, and (ii) Purchaser and Existing Lender mutually approving the Loan Assumption Documentation prior to the expiration of the Consent Period, and
(iii) the Loan Assumption Documentation providing a release to Seller of all liability prior to the Closing Date except with regard to any Hazardous Materials located on the Property prior to the Closing Date. If Seller shall not obtain such consents or Purchaser and Existing Lender shall fail to approve the Loan Assumption Documentation during the Consent Period, then after the Consent Period and up through the occurrence of such events, Purchaser or Seller shall have the right to terminate this Agreement by providing written notice to the other party; provided, however, that Purchaser may at any time elect, at its option, to pay the entire Purchase Price (plus or minus prorations) in cash at Closing, and to direct Seller and/or the Title Insurer to pay the then outstanding balance of the Existing Loan in full at Closing using the proceeds delivered by Purchaser at Closing, and upon any such election by Purchaser the contingencies and corresponding termination rights respecting the Existing Loan contained in this Paragraph 6.13 and in any other paragraph of this Agreement shall be rendered null and void and of no further force or effect [even if any such termination right has been previously exercised by Seller, provided such election by Purchaser to pay the entire Purchase Price (plus or minus prorations) in cash at Closing is made in writing to Seller within two (2) business days after any such termination by Seller]. In the event Purchaser shall elect to cause the payoff of the Existing Loan as permitted herein, (i) Purchaser shall and does hereby agree to pay, at its sole cost and expense, any prepayment penalty under the Existing Loan Documents associated therewith, and
(ii) the provisions of Paragraph 1.3 hereof shall not apply.

         6.14     Intentionally omitted.

7.       Default.
         -------

         7.1 If any action is brought by either party against the other party, the prevailing party shall be entitled to recover court costs and reasonable attorneys' fees and costs actually incurred.

         7.2 The obligations of Purchaser and Seller contained herein are intended to be binding only on the property of the Purchaser or Seller (and/or Seller's corporate general partner), as applicable, and shall not be personally binding upon, nor shall any resort be had to the private properties of any of the members, managers, partners, employees or officers of any thereof.

         7.3 IF THE SALE CONTEMPLATED HEREIN IS NOT CONSUMMATED BECAUSE OF A DEFAULT UNDER THIS AGREEMENT SOLELY ON THE PART OF SELLER, PURCHASER MAY, AS ITS SOLE AND EXCLUSIVE REMEDIES (SUBJECT, HOWEVER, TO PARAGRAPH 5.3 HEREOF), (I) TERMINATE THIS AGREEMENT, OR (II) ENFORCE SPECIFIC PERFORMANCE OF THIS AGREEMENT; PROVIDED, HOWEVER, IN THE EVENT THE REMEDY OF SPECIFIC PERFORMANCE IS NOT AVAILABLE TO PURCHASER BECAUSE SELLER HAS CONVEYED OR ENCUMBERED THE PROPERTY, PURCHASER SHALL BE ENTITLED TO SUE SELLER FOR THE DAMAGES OCCASIONED TO PURCHASER BECAUSE OF SELLER'S DEFAULT BY SELLING OR ENCUMBERING THE PROPERTY. IF SAID SALE IS NOT CONSUMMATED BECAUSE OF A DEFAULT UNDER THIS AGREEMENT SOLELY ON THE PART OF PURCHASER, PURCHASER SHALL PAY TO SELLER $25,000.00 (THE "DEFAULT PAYMENT"), WITHIN TEN (10) DAYS AFTER WRITTEN NOTICE FROM SELLER, AS FULL LIQUIDATED DAMAGES. THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF SUCH A DEFAULT BY PURCHASER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, THE PARTIES ACKNOWLEDGE THAT THE DEFAULT PAYMENT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES AND AS SELLER'S EXCLUSIVE REMEDY AGAINST PURCHASER, AT LAW OR IN EQUITY, IN THE EVENT OF SUCH A DEFAULT UNDER THIS AGREEMENT SOLELY ON THE PART OF PURCHASER.

         7.4      Intentionally omitted.

         7.5      Intentionally omitted.

8.       Miscellaneous.

         8.1 This Agreement supersedes any and all agreements between the parties hereto regarding the Property which are prior in time to this Agreement and can be amended only in writing.

         8.2 If the Improvements are destroyed or materially damaged, or if condemnation proceedings are commenced against the Property, between the Effective Date and the Closing, Purchaser may terminate this Agreement upon notice to Seller on or before fifteen (15) days after Seller notifies Purchaser of such damage or condemnation. If Purchaser elects to accept the Property in its then condition, all proceeds of insurance or condemnation awards payable to Seller by reason of such damage or condemnation shall be paid or assigned to Purchaser other than the rent loss insurance proceeds applicable to the period prior to the Closing Date which shall be paid to and retained by Seller; Seller shall also pay to Purchaser the amount of any deductible and/or co-insurance under any such policy and the estimated amount of loss of rent from existing tenants expected to be suffered by Purchaser as a result of such damage and for which Purchaser will not be compensated by rent-loss insurance proceeds. In the event of non-material damage to the Property, which damage Seller is unwilling to repair prior to Closing, Purchaser shall accept the Property in its then condition and in doing so, shall be entitled to a reduction in the Purchase Price to the extent of (i) the cost of repairing such damage, as determined by engineers employed by Purchaser as part of its due diligence as provided in Paragraph 3.4, and the (ii) estimated amount of loss of rent from existing tenants expected to be suffered by Purchaser as a result of such damage and for which Purchaser will not be compensated by rent-loss insurance proceeds. Material damage is defined to mean damage to the Property which will cost in excess of $150,000.00 to repair.

         8.3 It is understood that Purchaser is acting as a principal and that Purchaser is not participating in any sales commission in connection with this transaction and has no fiduciary obligation to Seller.

         8.4      Time is of the essence of this Agreement.

         8.5 Any tender, notice, consent or approval required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon (i) hand delivery, or (ii) upon delivery to a private contract carrier that assures same or next day delivery and provides a receipt, and in any case addressed as follows:

         If to Seller:              Roberts Properties Residential, L.P.
                                    8010 Roswell Road
                                    Suite 120
                                    Atlanta, Georgia 30350
                                    Attn: Mr. Charles R. Elliott
                                    Tel. No. (770) 394-6000
                                    Fax No. (770) 396-0706


         With a copy to:            Holt Ney Zatcoff & Wasserman, LLP
                                    100 Galleria Parkway
                                    Suite 600
                                    Atlanta, Georgia  30339
                                    Attn: Sanford H. Zatcoff, Esq.
                                    Tel. No. (770) 956-9600
                                    Fax No. (770) 988-8580

         If to Purchaser:           Ivey Brook Apartments, Inc.
                                    c/o PMRealty Advisors
                                    800 Newport Center Drive, Suite 300
                                    Newport Beach, CA  92660
                                    Attn:  Mr. Gary Goodman

                                    Mr. Carey Levy
                                    Mr. Jeff Cavanaugh

                                    Tel No. (949) 219-5000
                                    Fax No. (949) 219-5089

         With Copy to:              Alston & Bird LLP
                                    One Atlantic Center
                                    1201 West Peachtree Street
                                    Atlanta, Georgia  30309-3424
                                    Attn:  Joseph P. L. Snyder, Esq.
                                    Tel No. (404) 881-7678
                                    Fax No. (404) 881-7777


or such other addresses as either party may from time to time specify in writing to the other. Seller and Purchaser agree that notices hereunder shall be effective if executed and sent by the respective counsel of each in the manner set forth above.

         8.6 This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, provided Seller may not assign its rights or obligations hereunder without the prior written consent of Purchaser, and Purchaser may not assign its rights or obligations hereunder, except as provided in Paragraph 6.2, without the prior written consent of Seller, which consent shall not, in either case, be unreasonably withheld, delayed or conditioned.

         8.7 The performance and interpretation of this Agreement shall be controlled by the law of the state in which the Property is located.

         8.8 During the terms of this Agreement, Seller shall not continue to list the Property with any broker or otherwise solicit or make or accept any offers to sell the Property, engage in any discussions or negotiations with any third party with respect to the sale or other disposition or financing of the Property, or enter into any contracts or agreements (whether binding or not) regarding any disposition or financing of the Property and shall so instruct its Agents, including the broker named in Paragraph 6.12.

         8.9 Each party agrees to maintain in confidence, and not to disclose to any third party, the information contained in this Agreement or pertaining to the sale contemplated hereby and the information and data furnished or made available by Seller to Purchaser, its Agents and representatives in connection with Purchaser's investigation of the Property and the transactions contemplated by the Agreement; provided, however, that each party, its Agents and representatives may disclose such information and data (i) to such party's accountants, attorneys, prospective lenders, clients, members, partners, consultants and other advisors in connection with the transactions contemplated by this Agreement (collectively "Representatives") to the extent that such Representatives reasonably need to know (in the respective party's reasonable discretion) such information and data in order to assist, and perform services on behalf of, such party, (ii) to the extent required by any Law or court order, (iii) in connection with any securities filings, registration statements or similar filings undertaken by or required of Purchaser or Seller; and (iv) in connection with any litigation that may arise between the parties in connection with the transactions contemplated by this Agreement, except that after the consummation of the transaction contemplated herein, Seller shall be entitled to issue a press release that Seller has sold the Property provided that Purchaser's identity is not disclosed. Both parties shall consult with each other prior to making any press release intended for general circulation regarding the transactions contemplated hereunder. The provision of this Paragraph 8.9 shall survive the Closing, or in the event that the Closing does not occur, the termination of this Agreement.

         8.10     Intentionally omitted.

         8.11     Intentionally omitted.

9.       As-Is Sale

         9.1 Purchaser acknowledges that except for Seller's representations and warranties contained herein and except for the written disclosures delivered to Purchaser by Seller as set forth herein, neither Seller, nor anyone acting or claiming to act for or on behalf of Seller, has made any representations, warranties, promises or statements to Purchaser concerning the Property. Purchaser further acknowledges and agrees that all material matters relating to the Property will be independently verified by Purchaser to its full satisfaction within the time provided under this Agreement, that, except as to Seller's representations and warranties contained in this Agreement and such written disclosures, Purchaser will be acquiring the Property based solely upon and in reliance on its own inspections, analyses and conclusions, and that if Purchaser acquires the Property, it will acquire the Property in the Property's "AS-IS" condition and "AS-IS" state of repair inclusive of all faults and defects, whether latent or patent, or known or unknown, subject, however, to Seller's representations and warranties contained in this Agreement and such written disclosures. Without limiting the scope or generality of the foregoing, and subject to Seller's representations and warranties contained in this Agreement and such written disclosures, Purchaser expressly assumes the risk that the Property may not now or in the future comply with any applicable laws now or hereafter in effect.

         9.2 Purchaser further acknowledges and agrees that any written disclosures given by Seller, except for Seller's representations and warranties set forth herein and except as otherwise provided herein, are given for disclosure purposes only and that they do not constitute representations or warranties that the adverse conditions so disclosed to Purchaser are the only adverse conditions that may exist at or otherwise affect the Property and, without limiting the scope or generality of this Article 9, Purchaser expressly assumes the risk that adverse physical, environmental, financial and legal conditions may not be revealed by Purchaser's inspection and evaluation of the Property or any other material matters.

         9.3 Except as specifically provided herein, Purchaser hereby fully and forever waives, and Seller hereby fully and forever disclaims, all warranties and representations not expressly set forth herein, of whatever type or kind with respect to the Property, whether



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

express, implied or otherwise including, without limitation, those of fitness for a particular purpose, tenantability, habitability or use.

         9.4 Purchaser further acknowledges that any information including, without limitation, any engineering reports, architectural reports, feasibility reports, marketing reports, soils reports, environmental reports, analyses or data, or other similar third party reports, analyses, data or information of whatever type or kind which Purchaser has received or may hereafter receive from Seller, its agents, its consultants, or anyone acting or claiming to act on its behalf are furnished without warranty of any kind and with no representation by Seller as to their completeness or accuracy (except that Seller is providing true, correct and complete copies of such third party reports and other information, and except that Seller is providing such information to Purchaser in good faith and with no basis in Seller's actual knowledge to believe that such information is inaccurate or misleading as provided herein) and on the express condition that Purchaser shall make its own independent verification of the accuracy, reliability and sufficiency of such information. This Section 9.4 has application to third party deliveries, and does not apply to deliveries of Seller's documents and instruments, such as, but not limited to, rent rolls, leases, service contracts and operating statements, and has no application to, and shall not limit the effect of or Purchaser's recourse with respect to, Seller's representations and warranties contained in this Agreement or the provisions of any documents delivered by Seller at Closing.

         9.5 Purchaser hereby fully and forever releases, acquits and discharges Seller of and from, and hereby fully and forever waives:

                  9.5.1 Any and all claims, actions, causes of action, suits, proceedings, demands, rights, damages, costs, expenses or other compensation whatsoever, whether known or unknown, direct or indirect, foreseeable or unforeseeable, absolute or contingent, that Purchaser now has or may have or which may arise in the future arising out of, directly or indirectly, or in any way connected with: (a) any condition of environmental contamination or pollution at the Property, however and whenever occurring (including, without limitation, the contamination or pollution of any surface or subsurface soils, subsurface media, surfacewaters or groundwaters at the Property; (b) to the extent not already included in (a), above, the prior, present or future existence, release or discharge, or threatened release, of any Hazardous Materials at the Property, however and whenever occurring (including, without limitation, the release or discharge, or threatened release, of any Hazardous Materials into the air at the Property, or into any soils, subsoils, surfacewaters or groundwaters at the Property); (c) the violation of any applicable Law now or hereafter in effect, however and whenever occurring, with respect to the Property; (d) geologic and seismic conditions at the Property, and soil and subsoil conditions at the Property; or (e) the condition of the Property (including, without limitation, any structural, foundation, roof, plumbing, heating, air-conditioning, electrical, mechanical and other defects as may exist therein and any non-compliance thereof with building codes, other applicable laws, and private restrictions).

                  9.5.2 Any and all damages; losses; costs; judgments; fines and penalties; fees; expenses; or other compensation whatsoever arising out of, directly or indirectly, or in any way connected with, any of the matters described in clauses (a) through (e) of Paragraph 9.5.1.

         This Paragraph 9.5 has no application to deliveries of Seller's documents and instruments, such as, but not limited to, rent rolls, leases, service contracts and operating statements, and has no application to, and shall not limit the effect of or Purchaser's recourse with respect to, Seller's representations and warranties contained in this Agreement or the provisions of any documents delivered by Seller at Closing.

         9.6 Without limiting the scope or generality of the foregoing release and waiver provisions, those provisions shall specifically include and cover any claim for or right to indemnification, contribution or other compensation based on or arising under the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), 42 U.S.C. ss.9601, et seq., the Resource Conservation and Recovery Act, as amended ("RCRA"), 42 U.S.C. ss.6901, et seq., or any similar or other applicable Law now or hereafter in effect. This
Paragraph 9.6 has no application to deliveries of Seller's documents and instruments, such as, but not limited to, rent rolls, leases, service contracts and operating statements, and has no application to, and shall not limit the effect of or Purchaser's recourse with respect to, Seller's representations and warranties contained in this Agreement or the provisions of any documents delivered by Seller at Closing.

         9.7 The provisions of this Paragraph 9 shall survive the Closing. Purchaser hereby acknowledges and agrees that the provisions of this Paragraph 9 are material and included as a material portion of the consideration given to Seller by Purchaser in exchange for Seller's performance under this Agreement and that Seller has given Purchaser material concessions regarding this transaction in exchange for Purchaser agreeing to the provisions of this Paragraph 9.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the dates set forth below.

Dated: June 19, 2000                        Dated: June 19, 2000
       ------------------------------              ----------------------------

SELLER:                                     PURCHASER:

ROBERTS PROPERTIES RESIDENTIAL,             IVEY BROOK APARTMENTS, INC., a
L.P., a Georgia limited partnership         Delaware corporation



By: Roberts Realty Investors, Inc., a       By: /s/ Jeffrey S. Cavanaugh
    Georgia corporation, its sole general       --------------------------------
      partner                               Name:   Jeffrey S. Cavanaugh
                                                 -------------------------------
                                            Title: Vice President

                                                [CORPORATE SEAL]
   By: /s/ Charles R. Elliott
       --------------------------------
        Name: Charles R. Elliott            By: /s/ Lawrence K. Sullivan
              -------------------------         --------------------------------
        Title: Chief Financial Officer              Lawrence K. Sullivan
              -------------------------     Its: Assistant Secretary

    [CORPORATE  SEAL]


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